Gibraltar Reports Third Quarter 2026 Results
Net sales +54% with acquisition of OmniMax and Residential organic growth of 3.1%
Residential significantly outperformed a weak end market; Agtech project delays affected revenue and margin
Raising 2026 synergy commitment $7.3M to $36.5M
EPS GAAP $0.69, Adjusted $1.01 – Adjusting 2026 guidance for slower Residential outlook and Infrastructure reclassification into discontinued operations

Buffalo, New York, November 5, 2026 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential and agtech markets, today reported its financial results for the three-month and nine-month period ended September 30, 2026.
“Our residential business delivered solid revenue and margin performance in an end market that declined 13% in the quarter, slowing more than 2.5 times our expectation going into the quarter. Despite sector weakness, our Residential business generated organic growth of 3.1% and delivered 18.9% adjusted EBITDA margin. Sequentially, we held margin flat despite revenue decreasing 6.3% and the incremental inflation absorbed in the quarter across steel, logistics, and fuel. Our Agtech business was impacted by two large controlled environmental agriculture (CEA) project delays resulting in a significant shift of revenue and margin out of the quarter. One of these projects has recently received permitting approval and we expect the second project to receive approval in December,” stated Chairman and CEO Bill Bosway.
“We remained focused on our core strategic priorities – simplifying the portfolio, strengthening the balance sheet, integrating OmniMax, and optimizing the Residential business. We recently announced an agreement to divest our Infrastructure business, D.S. Brown, for $208 million and expect this transaction to close in the fourth quarter. To accelerate Residential optimization, we have implemented an additional $7.3 million of cost synergies and are raising our 2026 commitment to $36.5 million. We also continued to gain participation in the market and were recently recognized by Lowes as a divisional Building Products Vendor Partner of the Year. These achievements underscore the inherent opportunity and strength of our collective value proposition particularly given the near-term challenges in today’s market environment.”
As a reminder, Gibraltar completed the divestiture of the Renewables business on July 15, 2026.
Third Quarter 2026 Results from Continuing Operations

Three Months Ended September 30,
	2026	2025	Change
Net Sales	$479.6	$310.9	54.3%
Net Income	$20.6	$33.2	(38.0)%
Adjusted Net Income	$30.1	$34.0	(11.5)%
Adjusted EBITDA	$83.5	$51.4	62.5%
GAAP Earnings Per Share – Diluted	$0.69	$1.11	(37.8)%
Adjusted EPS – Diluted	$1.01	$1.14	(11.4)%

Net Sales
•Driven primarily by the OmniMax acquisition and organic growth of 3.1% in Residential and 3.0% in Agtech
GAAP Income / EPS
•Includes pretax expenses of $9.9 million, or $0.32 per share, primarily related to OmniMax acquisition integration and restructuring costs
Adjusted Net Income / EPS
•$30.1 million, or $1.01 per share, including the interest expense impact of $21.5 million
•Margin impacted by volume, incremental inflation in steel, fuel, and freight partially offset by cost reduction initiatives and participation gains
Adjusted measures are further described in the appended reconciliation of adjusted financial measures.

Third Quarter Segment Results

Residential

($Millions) Three Months Ended September 30,
	2026 GAAP	2025 GAAP	Change	2026 Adjusted	2025 Adjusted	Change
Net Sales	$399.0	$230.3	73.3%	$399.0	$230.3	73.3%
Operating Income	$49.3	$40.4	22.0%	$55.6	$41.9	32.7%
Operating Margin	12.4%	17.6%	(520) bps	13.9%	18.2%	(430) bps
EBITDA	N/A	N/A	N/A	$75.3	$46.8	60.9%
EBITDA Margin	N/A	N/A	N/A	18.9%	20.3%	(140) bps

Net Sales
•OmniMax contributed $160.7 million - assuming OmniMax was owned in Q3 2025, Building Products grew 4.1%
•Price and participation gains helped offset a slower than expected market which was down as new construction and existing home sales weakened further

Operating Income / EBITDA
•Adjusted EBITDA margin was essentially flat on a sequential basis
•Price / cost reduction countermeasures helped offset reduction in volume and incremental inflation across steel, logistics, and fuel absorbed in the quarter

OmniMax Integration
•Integration Management Office driving 11 core workstreams – $7.8 million in synergies realized in third quarter, $14.5 million year-to-date – increased 2026 annualized synergy run rate an additional $7.3 million to $36.5 million
•Consolidating two facilities, regional brands, and decreasing SKU complexity by 44% - expect to contribute annual run rate savings over $5 million
•Recognized by Lowes as Building Products divisional Vendor Partner of the Year

•Technology integration – ERP consolidation with two conversions completed and four remaining in the building products group. Common analytics, CRM, and network infrastructure integration underway

Agtech

($Millions) Three Months Ended September 30,
	2026 GAAP	2025 GAAP	Change	2026 Adjusted	2025 Adjusted	Change
Net Sales	$59.3	$57.6	3.0%	$59.3	$57.6	3.0%
Operating Income	$5.2	$3.2	62.5%	$5.9	$3.3	78.8%
Operating Margin	8.7%	5.5%	320 bps	9.9%	5.7%	420 bps
EBITDA	N/A	N/A	N/A	$7.8	$5.4	44.4%
EBITDA Margin	N/A	N/A	N/A	13.2%	9.4%	380 bps

Net sales growth was up 3.0% but lower than expected due to CEA and Structures customers experiencing construction permit delays impacting revenue in the quarter and second half. Backlog at the end of the quarter was $45.6 million, down 55%, but has subsequently increased with recent project awards post quarter end.

Adjusted operating and EBITDA margin driven by volume, business mix, and 80/20 operating initiatives.

Infrastructure

($Millions) Three Months Ended September 30,
	2026 GAAP	2025 GAAP	Change	2026 Adjusted	2025 Adjusted	Change
Net Sales	$21.3	$23.1	(7.8)%	$21.3	$23.1	(7.8)%
Operating Income	$4.2	$4.7	(10.6)%	$4.2	$4.7	(10.6)%
Operating Margin	19.6%	20.5%	(90) bps	19.6%	20.5%	(90) bps
EBITDA	N/A	N/A	N/A	$4.6	$5.5	(16.4)%
EBITDA Margin	N/A	N/A	N/A	21.7%	24.0%	(230) bps
Sales decreased $1.8 million and order backlog increased 10% Margin was impacted by lower volume and product mix.

Balance Sheet and Cash Flow
Gibraltar’s policy with respect to cash allocation will be to keep a minimum amount of cash on hand, use the revolver as needed to fund seasonal working capital and pay down debt with excess cash flow.
During the quarter, Gibraltar generated $9.4 million from continuing operations; discontinued operations used $8.2 million in cash. Net debt on the balance sheet was $1.2 billion and revolving credit facility availability was $451 million at quarter-end.

Adjusting 2026 Outlook Range for Continuing Operations
On October 15, 2026 Gibraltar announced that it has entered into an agreement to divest its Infrastructure business, D.S. Brown, for $208 million in cash, subject to customary post-closing adjustments; the transaction is expected to close during the fourth quarter. As a result, this segment will be reclassified as a discontinued operation as of the fourth quarter of 2026.
Taking into consideration lower than expected third quarter results, a lower fourth quarter outlook and the reclassification of Infrastructure as a discontinued operation, Gibraltar is adjusting its 2026 outlook for continuing operations.
Mr. Bosway concluded, “Our teams have the experience and skill to execute through prolonged, tough market environments and we are now significantly better positioned in combination with OmniMax to do so. Our revised outlook for continuing operations assumes the market will not strengthen in the near term, and we are taking all resulting integration, lean, simplification and pricing actions to serve our customers with excellence and preserve our margins.”

		Revised 2026
	Original 2026	Including Infrastructure	Excluding Infrastructure
Net Sales (in billions)	$1.76 - $1.83	$1.73 - $1.75	$1.64	-	$1.66
Adjusted EBITDA (in millions)	$310 - $326	$264 - $271	$242	-	$249
Adjusted EBITDA Margin	17.6% - 17.8%	15.2% - 15.5%	14.7%	-	15.0%
GAAP EPS – Diluted	$2.40 - $2.80	$1.12 - $1.27	$0.64	-	$0.79
Adjusted EPS – Diluted	$3.65 - $4.05	$2.70 - $2.85	$2.25	-	$2.40

In conjunction with fourth quarter 2026 reporting, Gibraltar will provide complete recast historical results for continuing operations excluding results from the Infrastructure segment, which will be available for access in the Investors section of the Company’s website.

Third Quarter 2026 Conference Call Details

Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2026. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential and agtech markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements
Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the ability of Gibraltar to successfully integrate OmniMax and/or to achieve expected cost and operational synergies from the OmniMax transaction; tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions; the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement with respect to D.S. Brown or could cause the consummation of the transaction to be delayed or to fail to occur; the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the transaction within the expected timeframes or at all; the effect of the transaction on the ability of Gibraltar to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the ability of Gibraltar to meet expectations regarding the timing and completion of the sale transaction and the outcome of any legal proceedings that may be instituted against Gibraltar related to the sale transaction.  Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Adjusted EBITDA margin, each a non-GAAP financial measure. Unless otherwise indicated, the consolidated financial statements, disclosures and related information disclosed herein relate to the Company's continuing operations, which exclude its Renewables business which was classified as a discontinued operation as of June 30, 2025. The Company has recast prior period amounts to reflect discontinued operations. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of assets associated with 80/20 simplification, lean initiatives and / or discontinued products), acquisition related costs (legal and consulting fees, and integration costs for recent business acquisitions), and portfolio management. These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA and Adjusted EBITDA margin further excludes interest, taxes, depreciation, amortization and stock compensation expense. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
Alliance Advisors Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$479,570	$310,939	$1,345,404	$866,813
Cost of sales	364,522	228,193	1,019,408	626,379
Gross profit	115,048	82,746	325,996	240,434
Selling, general, and administrative expense	65,786	42,804	221,371	132,331
Operating income	49,262	39,942	104,625	108,103
Interest expense (income), net	21,522	2	55,511	(1,281)
Other income, net	(2,721)	(1,989)	(2,640)	(2,018)
Income before taxes from continuing operations	30,461	41,929	51,754	111,402
Provision for income taxes	9,835	8,724	15,847	25,644
Income from continuing operations	20,626	33,205	35,907	85,758
Discontinued operations:
Loss before taxes from discontinued operations	(12,567)	(163,178)	(95,020)	(171,722)
Benefit of income taxes from discontinued operations	(3,653)	(40,911)	(11,545)	(44,025)
Loss from discontinued operations	(8,914)	(122,267)	(83,475)	(127,697)
Net income (loss)	$11,712	$(89,062)	$(47,568)	$(41,939)
Net earnings per share – Basic:
Income from continuing operations	$0.69	$1.12	$1.20	$2.87
Loss from discontinued operations	(0.30)	(4.11)	(2.80)	(4.27)
Net income (loss)	$0.39	$(2.99)	$(1.60)	$(1.40)
Weighted average shares outstanding – Basic	29,793	29,736	29,786	29,925
Net earnings per share – Diluted:
Income from continuing operations	$0.69	$1.11	$1.20	$2.85
Loss from discontinued operations	(0.30)	(4.09)	(2.79)	(4.25)
Net income (loss)	$0.39	$(2.98)	$(1.59)	$(1.40)
Weighted average shares outstanding – Diluted	29,906	29,863	29,863	30,038

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,188	$115,724
Trade receivables, net of allowance of $2,818 and $2,558, respectively	215,387	120,327
Costs in excess of billings, net	25,326	26,799
Inventories, net	277,193	116,770
Prepaid expenses and other current assets	63,714	56,904
Assets of discontinued operations	11,342	192,362
Total current assets	628,150	628,886
Property, plant, and equipment, net	188,708	130,456
Operating lease assets	160,839	55,355
Goodwill	939,550	415,032
Customer relationships, net	608,540	109,092
Other intangibles, net	138,843	34,464
Other assets	19,760	20,318
	$2,684,390	$1,393,603
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$207,062	$108,216
Accrued expenses	128,006	155,807
Billings in excess of costs	9,629	8,879
Liabilities of discontinued operations	14,893	93,120
Total current liabilities	359,590	366,022
Long-term debt	1,238,384	—
Deferred income taxes	10,732	5,116
Non-current operating lease liabilities	147,100	46,199
Other non-current liabilities	25,028	25,868
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,729 and 34,482 shares issued and outstanding, respectively	347	345
Additional paid-in capital	360,253	353,018
Retained earnings	783,895	831,463
Accumulated other comprehensive loss	(6,277)	(3,683)
Treasury stock, at cost; 5,025 and 4,935 shares, respectively	(234,662)	(230,745)
Total stockholders’ equity	903,556	950,398
	$2,684,390	$1,393,603

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(47,568)	$(41,939)
Loss from discontinued operations	(83,475)	(127,697)
Income from continuing operations	35,907	85,758
Adjustments to reconcile income from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	55,607	23,101
Stock compensation expense	7,035	7,465
Provision for deferred income taxes	921	7
Other, net	3,250	1,154
Changes in operating assets and liabilities net of effects from acquisitions:
Trade receivables and costs in excess of billings	(46,986)	(28,705)
Inventories	(32,556)	(7,907)
Other current assets and other assets	(4,408)	4,979
Accounts payable	71,615	25,971
Accrued expenses and other non-current liabilities	(71,019)	(6,443)
Net cash provided by operating activities of continuing operations	19,366	105,380
Net cash (used in) provided by operating activities of discontinued operations	(55,556)	26,168
Net cash (used in) provided by operating activities	(36,190)	131,548
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(1,339,581)	(210,455)
Net proceeds from sale of property and equipment	2,936	252
Purchases of property, plant, and equipment	(15,539)	(37,428)
Net proceeds from sale of business	—	352
Net cash used in investing activities of continuing operations	(1,352,184)	(247,279)
Net cash provided by (used in) investing activities of discontinued operations	76,549	(1,015)
Net cash used in investing activities	(1,275,635)	(248,294)
Cash Flows from Financing Activities
Proceeds from long-term debt	1,340,000	—
Long-term debt payments	(75,000)	—
Payment of debt issuance costs	(29,311)	—
Purchase of common stock at market prices	(4,399)	(63,740)
Net proceeds from issuance of common stock	—	198
Net cash provided by (used in) financing activities	1,231,290	(63,542)
Effect of exchange rate changes on cash	(1)	211
Net decrease in cash and cash equivalents	(80,536)	(180,077)
Cash and cash equivalents at beginning of year	115,724	269,480
Cash and cash equivalents at end of period	$35,188	$89,403

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended September 30, 2026
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$30,461	$9,835	$20,626	$0.69
Restructuring Charges (1)	2,084	572	1,512	0.05
Acquisition Related Costs (2)	7,776	(174)	7,950	0.27
Adjusted Financial Measures	$40,321	$10,233	$30,088	$1.01

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	12.4%	8.7%	19.6%	n/a	10.3%
Restructuring Charges (1)	0.3%	1.2%	—%	n/a	0.4%
Acquisition Related Costs (2)	1.2%	—%	—%	n/a	1.6%
Adjusted Operating Margin	13.9%	9.9%	19.6%	n/a	12.3%

Income from Operations	$49,328	$5,152	$4,179	$(9,397)	$49,262
Restructuring Charges (1)	1,381	703	—	—	2,084
Acquisition Related Costs (2)	4,883	—	—	2,893	7,776
Adjusted Income from Operations	$55,592	$5,855	$4,179	$(6,504)	$59,122

Net Sales	$398,952	$59,326	$21,292	$—	$479,570

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended September 30, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$41,929	$8,724	$33,205	$1.11
Restructuring Charges (1)	1,297	143	1,154	0.04
Acquisition Related Costs (2) (3)	(624)	(219)	(405)	(0.01)
Adjusted Financial Measures	$42,602	$8,648	$33,954	$1.14

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	17.6%	5.5%	20.5%	n/a	12.8%
Restructuring Charges (1)	0.5%	0.2%	—%	n/a	0.4%
Acquisition Related Costs (2)	0.2%	—%	—%	n/a	0.4%
Adjusted Operating Margin	18.2%	5.7%	20.5%	n/a	13.7%

Income from Operations	$40,432	$3,178	$4,737	$(8,405)	$39,942
Restructuring Charges (1)	1,157	140	—	—	1,297
Acquisition Related Costs (2)	343	(14)	—	1,091	1,420
Adjusted Income from Operations	$41,932	$3,304	$4,737	$(7,314)	$42,659

Net Sales	$230,286	$57,565	$23,088	$—	$310,939

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations
(3) Includes one-time gain of $2M from an acquisition-related item

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Nine Months Ended September 30, 2026
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$51,754	$15,847	$35,907	$1.20
Restructuring Charges (1)	6,662	1,831	4,831	0.16
Acquisition Related Costs (2)	44,319	8,445	35,874	1.21
Adjusted Financial Measures	$102,735	$26,123	$76,612	$2.57

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	11.8%	8.3%	21.0%	n/a	7.8%
Restructuring Charges (1)	0.5%	0.4%	—%	n/a	0.5%
Acquisition Related Costs (2)	1.3%	0.1%	—%	n/a	3.2%
Adjusted Operating Margin	13.6%	8.8%	21.0%	n/a	11.6%

Income from Operations	$130,077	$14,386	$13,743	$(53,581)	$104,625
Restructuring Charges (1)	5,599	782	—	281	6,662
Acquisition Related Costs (2)	14,513	149	—	29,761	44,423
Adjusted Income from Operations	$150,189	$15,317	$13,743	$(23,539)	$155,710

Net Sales	$1,106,239	$173,788	$65,377	$—	$1,345,404

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Nine Months Ended September 30, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$111,402	$25,644	$85,758	$2.85
Restructuring Charges (1)	4,115	780	3,335	0.11
Acquisition Related Costs (2) (3)	7,480	1,672	5,808	0.20
Adjusted Financial Measures	$122,997	$28,096	$94,901	$3.16

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	18.0%	3.9%	24.5%	n/a	12.5%
Restructuring Charges (1)	0.5%	0.4%	—%	n/a	0.5%
Acquisition Related Costs (2)	—%	2.9%	—%	n/a	1.1%
Adjusted Operating Margin	18.6%	7.2%	24.5%	n/a	14.0%

Income from Operations	$115,303	$6,069	$17,078	$(30,347)	$108,103
Restructuring Charges (1)	3,512	572	—	31	4,115
Acquisition Related Costs (2)	475	4,575	—	4,485	9,535
Adjusted Income from Operations	$119,290	$11,216	$17,078	$(25,831)	$121,753

Net Sales	$640,538	$156,697	$69,578	$—	$866,813

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations
(3) Includes one-time gain of $2M from an acquisition-related item

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$126,576	$29,020	$97,556	$3.25
Restructuring Charges (1)	8,318	1,988	6,330	0.22
Acquisition Related Costs (2) (3)	17,544	3,836	13,708	0.45
Adjusted Financial Measures	$152,438	$34,844	$117,594	$3.92

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	16.6%	4.5%	23.9%	n/a	10.8%
Restructuring Charges (1)	0.9%	0.6%	—%	n/a	0.7%
Acquisition Related Costs (2)	—%	2.1%	—%	n/a	1.6%
Adjusted Operating Margin	17.6%	7.1%	23.9%	n/a	13.3%

Income from Operations	$137,195	$9,804	$22,042	$(46,290)	$122,751
Restructuring Charges (1)	7,034	1,253	—	31	8,318
Acquisition Related Costs (2)	669	4,580	—	14,521	19,770
Adjusted Income from Operations	$144,898	$15,637	$22,042	$(31,738)	$150,839

Net Sales	$824,079	$219,301	$92,121	$—	$1,135,501

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations
(3) Includes one-time gain of $2.2M from an acquisition-related item

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended September 30, 2026
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$479,570	$398,952	$59,326	$21,292

Net Income from Continuing Operations	20,626
Provision for Income Taxes	9,835
Interest Expense	21,522
Other Income	(2,721)
Operating Profit	49,262	49,328	5,152	4,179
Adjusted Measures*	9,860	6,264	703	—
Adjusted Operating Profit	59,122	55,592	5,855	4,179
Adjusted Operating Margin	12.3%	13.9%	9.9%	19.6%
Adjusted Other (Income) Expense	(2,721)	(2,231)	192	10
Depreciation & Amortization	19,889	16,556	1,975	385
Stock Compensation Expense	1,888	1,005	208	72
Less: SLT Related Stock Compensation Expense	(123)	(123)	—	—
Adjusted Stock Compensation Expense	1,765	882	208	72
Adjusted EBITDA	$83,497	$75,261	$7,846	$4,626

Adjusted EBITDA Margin	17.4%	18.9%	13.2%	21.7%

Cash Flow - Operating Activities	9,371
Purchase of PPE, Net	(1,410)
Free Cash Flow	7,961
Free Cash Flow - % of Net Sales	1.7%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended September 30, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$310,939	$230,286	$57,565	$23,088

Net Income from Continuing Operations	33,205
Provision for Income Taxes	8,724
Interest Expense	2
Other Income	(1,989)
Operating Profit	39,942	40,432	3,178	4,737
Adjusted Measures*	2,717	1,500	126	—
Adjusted Operating Profit	42,659	41,932	3,304	4,737
Adjusted Operating Margin	13.7%	18.2%	5.7%	20.5%
Adjusted Other Expense	55	—	—	—
Depreciation & Amortization	7,001	4,097	1,356	726
Less: Acquisition-related amortization	569	—	569	—
Adjusted Depreciation & Amortization	7,570	4,097	1,925	726
Adjusted Stock Compensation Expense	1,228	732	204	68
Adjusted EBITDA	$51,402	$46,761	$5,433	$5,531

Adjusted EBITDA Margin	16.5%	20.3%	9.4%	24.0%

Cash Flow - Operating Activities	56,750
Purchase of PPE, Net	(8,216)
Free Cash Flow	48,534
Free Cash Flow - % of Net Sales	15.6%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Nine Months Ended September 30, 2026
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$1,345,404	$1,106,239	$173,788	$65,377

Net Income from Continuing Operations	35,907
Provision for Income Taxes	15,847
Interest Expense	55,511
Other Income	(2,640)
Operating Profit	104,625	130,077	14,386	13,743
Adjusted Measures*	51,085	20,112	931	—
Adjusted Operating Profit	155,710	150,189	15,317	13,743
Adjusted Operating Margin	11.6%	13.6%	8.8%	21.0%
Adjusted Other (Income) Expense	(2,494)	(2,231)	192	10
Depreciation & Amortization	55,607	45,141	6,059	1,487
Stock Compensation Expense	7,035	2,657	623	200
Less: SLT Related Stock Compensation Expense	(329)	(295)	—	—
Adjusted Stock Compensation Expense	6,706	2,362	623	200
Adjusted EBITDA	$220,517	$199,923	$21,807	$15,420

Adjusted EBITDA Margin	16.4%	18.1%	12.5%	23.6%

Cash Flow - Operating Activities	19,366
Purchase of PPE, Net	(12,603)
Free Cash Flow	6,763
Free Cash Flow - % of Net Sales	0.5%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Nine Months Ended September 30, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$866,813	$640,538	$156,697	$69,578

Net Income from Continuing Operations	85,758
Provision for Income Taxes	25,644
Interest Income	(1,281)
Other Income	(2,018)
Operating Profit	108,103	115,303	6,069	17,078
Adjusted Measures*	13,650	3,987	5,147	—
Adjusted Operating Profit	121,753	119,290	11,216	17,078
Adjusted Operating Margin	14.0%	18.6%	7.2%	24.5%
Adjusted Other Expense	37	—	—	—
Depreciation & Amortization	23,101	9,863	8,655	2,126
Less: Acquisition-related amortization	(3,500)	—	(3,500)	—
Adjusted Depreciation & Amortization	19,601	9,863	5,155	2,126
Stock Compensation Expense	7,465	1,805	526	207
Less: SLT Related Stock Compensation Expense	(82)	—	—	—
Adjusted Stock Compensation Expense	7,383	1,805	526	207
Adjusted EBITDA	$148,700	$130,958	$16,897	$19,411

Adjusted EBITDA Margin	17.2%	20.4%	10.8%	27.9%

Cash Flow - Operating Activities	105,380
Purchase of PPE, Net	(37,176)
Free Cash Flow	68,204
Free Cash Flow - % of Net Sales	7.9%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Year Ended December 31, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$1,135,501	$824,079	$219,301	$92,121

Net Income from Continuing Operations	97,556
Provision for Income Taxes	29,020
Interest Income	(1,747)
Other Income	(2,078)
Operating Profit	122,751	137,195	9,804	22,042
Adjusted Measures*	28,088	7,703	5,833	—
Adjusted Operating Profit	150,839	144,898	15,637	22,042
Adjusted Operating Margin	13.3%	17.6%	7.1%	23.9%
Adjusted Other Expense	148	—	—	—
Depreciation & Amortization	29,849	13,351	10,368	2,845
Less: Acquisition-related amortization	(3,500)	—	(3,500)	—
Adjusted Depreciation & Amortization	26,349	13,351	6,868	2,845
Stock Compensation Expense	8,339	2,591	729	274
Less: SLT Related Stock Compensation Expense	(82)	—	—	—
Adjusted Stock Compensation Expense	8,257	2,591	729	274
Adjusted EBITDA	$185,297	$160,840	$23,234	$25,161

Adjusted EBITDA Margin	16.3%	19.5%	10.6%	27.3%

Cash Flow - Operating Activities	137,107
Purchase of PPE, Net	(46,130)
Free Cash Flow	90,977
Free Cash Flow - % of Net Sales	8.0%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures